Exhibit 10.1

RESTRICTED STOCK AWARD

COMMERCIAL METALS COMPANY
1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

Pursuant to the Commercial Metals Company 1999 Non-Employee Director Stock Plan (the “Plan”) for non-employee directors of Commercial Metals Company, a Delaware corporation (the “Company”) and its Subsidiaries,

(the “Participant”)

has been granted a Restricted Stock Award in accordance with Article 4 of the Plan.

     1. Terms of Award. The number of shares of Common Stock awarded under this Award Agreement is 2,000 shares (the “Awarded Shares”). The Date of Grant of this Award is ___, 20___.

     2. Subject to Plan. This Award Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Award Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Administrator and communicated to the Participant in writing.

     3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall be vested as follows:

       (a) Fifty percent (50%) of the Awarded Shares shall vest on the first anniversary of the Date of Grant, provided the Participant is providing services as an Outside Director of the Company on that date.

       (b) The remaining fifty percent (50%) of the Awarded Shares shall vest on the second anniversary of the Date of Grant, provided the Participant is providing services as an Outside Director of the Company on that date.

Notwithstanding the foregoing, all Awarded Shares not previously vested shall become fully vested immediately upon (i) the Participant’s death; (ii) the Participant’s Termination of Service as a Director as a result of his or her Total and Permanent Disability; (iii) the Participant’s Termination of Service as a Director as a result of his or her Retirement; or (iv) the occurrence of a Change in Control.

     4. Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date of the Participant’s Termination of Service as a Director. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.

     5. Restrictions on Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 and which are subject to forfeiture in accordance with Section 4 shall be subject to the terms,

conditions, provisions, and limitations of this Section 5.

(a)	Transfer Restrictions. From the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), neither the Participant nor any Permitted Transferee shall be permitted to sell, transfer, pledge, hypothecate, assign, grant any option to purchase, make any short sale of, or otherwise dispose of or encumber any of the Awarded Shares. Any such transfer, disposition, or encumbrance shall be null and void ab initio. Notwithstanding the foregoing, the Participant or a Permitted Transferee may engage in a Permitted Transfer. Upon any forfeiture, all rights of a Participant or Permitted Transferee with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligation on the part of the Company. Following any Permitted Transfer described in Sections 5(c)(i)(2) or (3), the Awarded Shares shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for all applicable purposes of this Agreement the term “Participant” shall be deemed to include the Permitted Transferee. The Company shall have no obligation to inform any Permitted Transferee of the vesting or forfeiture of the Awarded Shares. Except as otherwise provided in this Agreement, the Company shall have no obligation to register with any federal or state securities commission or agency any Awarded Shares that have been transferred by a Participant under this Section 5(a).

(b)	Rights of a Shareholder. During the Restriction Period or until forfeiture of the nonvested Awarded Shares, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote the Awarded Shares and the right to receive dividends paid with respect thereto. Any stock dividends paid with respect to Awarded Shares (whether vested or unvested) shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on Awarded Shares. Stock dividends paid with respect to unvested Awarded Shares shall be unvested.

(c)	Definitions. For purposes hereof:

(i)	“Permitted Transfer” means any of the following transfers that comply with Section 20 of this Agreement: (1) any transfer of Awarded Shares to the Company, (2) a transfer of Awarded Shares to the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (3) a transfer of Awarded Shares to a trust or trusts for the exclusive benefit of such Immediate Family Members, or (4) a partnership in which the only partners are (x) such Immediate Family Members and/or (y) entities which are controlled by Immediate Family Members, provided that in each case, a Permitted Transferee executes a counterpart of this Agreement in order to be bound thereby.

(ii)	“Permitted Transferee” means the recipient of a Permitted Transfer described in Sections 5(c)(i)(2) or (3).

     6. Legend. The following legend shall be placed on all certificates representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares evidenced by this certificate are subject to and transferable only in accordance with that certain Commercial Metals Company 1999 Non-Employee Stock Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

     The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

     All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

     7. Delivery of Certificates. Certificates for Awarded Shares free of restriction under this Agreement shall be delivered to the Participant promptly after, and only after, the Restriction Period has expired, such shares are no longer subject to forfeiture pursuant to Section 4 and the Participant has requested delivery of certificated shares. Certificates for shares of Common Stock forfeited pursuant to Section 4 shall be promptly returned to the Company by the Participant. In connection with the issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

     8. Voting. The Participant, as record holder of the Awarded Shares has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement or a proxy is granted pursuant to Section 8 below; provided, however, that this Section 8 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

     9. Proxies. Participant may not grant a proxy to any person, other than a revocable proxy not to exceed 30 days in duration granted to another stockholder for the sole purpose of voting for directors of the Company.

     10. Representations, Etc. Each spouse individually is bound by, and such spouse’s interest, if any, in any Awarded Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

     11. Simultaneous Death. If Participant and his or her spouse both suffer a common accident or casualty which results in their respective deaths within 60 days of each other, it shall be conclusively presumed, for the purpose of this Agreement, that the Participant died first and the spouse died thereafter.

     12. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

     13. Dispute Resolution.

       (a) Arbitration. All disputes and controversies of every kind and nature between any parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be submitted to arbitration pursuant to the following procedures:

          (i) After a dispute or controversy arises, any party may, in a written notice delivered to the other parties to the dispute, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy.

          (ii) Within 30 days after receipt of such demand, the other parties shall, in a written notice delivered to the first party, name such parties’ arbitrator (who shall be an impartial person). If such parties fail to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association (the “AAA”). The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person) within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the method set forth in this Section 13 for the original appointment of such arbitrator.

          (iii) Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Dallas, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association shall be incorporated by reference at such hearing and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply.

          (iv) The arbitration hearing shall be concluded within 10 days unless otherwise ordered by the arbitrators and the written award thereon shall be made within 15 days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.

          (v) Except as set forth in Section 13(b), the parties stipulate that the provisions of this Section 13 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

No party to an arbitration may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor will any party to an arbitration disclose to any third party any confidential information disclosed by any other party to an arbitration in the course of an arbitration hereunder without the prior written consent of such other party.

     (b) Emergency Relief. Notwithstanding anything in this Section 13 to the contrary, any party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy or to enforce a party’s rights under Section 13.

     14. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

     15. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan or this Agreement.

     16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

     17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

     18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

     19. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

     20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person or entity shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained in Section 4 hereof.

     21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

     22. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     23. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     24. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

          (a) Notice to the Company shall be addressed and delivered as follows:

Commercial Metals Company
6565 N. MacArthur, Suite 800
Irving, Texas 75039
Attn: ___
Facsimile: (___) ___-___

          (b) Notice to the Participant shall be addressed and delivered as set forth on the signature page.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

COMMERCIAL METALS COMPANY

By:

Name:

Title:

PARTICIPANT:

Signature

Name:

Address: